EXHIBIT 99.2

RICH Cigars Begins Expansion of Wholesale and Retail State Distribution

OCALA, Fla., Jan. 20, 2017 (GLOBE NEWSWIRE) -- RICH Cigars, Inc. ("RICH"), (OTCPink:RCGR), a manufacturer of high-quality premium cigar products, proudly announced today, that the Company has begun an effort to expand its market by achieving various State approvals to broaden its ability to directly wholesale to retailers the RICH brand's core line of cigars.

"We have a production of 100,000 sticks, from our core line of unique blended cigars, that will soon make their way to the U.S. from our Nicaraguan facility," said Al Rushing, Vice President and COO  of RICH Cigars, Inc.  "It is important we receive the strongest financial benefit from distribution.  Having the ability, particularly in key areas, to directly wholesale vs. using regional or local 'middle-men' will help accomplish this."

While the Company's hand-made cigars are currently sold nationally through local and regional cigar retailers, management indicated the Company currently uses multiple distribution outlets in its logistics.  While having early distribution is a great achievement, especially larger outfits - as management is in talks with major national distributors - having the ability to wholesale directly, affords their product greater value to consumers; which is inherent to the Company's success.

Mr. Rushing continued, "We currently have the ability to directly distribute 'wholesale/retail' in the states of Louisiana, Mississippi, Florida and Pennsylvania. This gives us a huge financial advantage in these states vs. those states where we would use a middle-man (Independent Distributors).  Also, the markup cost, that is ultimately absorbed by the end consumer, is far less in the states where we are approved for direct distribution vs. those where we are not.

"The goal is to get the approval of individual States - where such approval is mandated - and begin distributing our core line directly.  This should ultimately result in greater sales and profitability."

Most States require a license for a manufacturer to directly sell tobacco products in that State.  The Company has already filed applications in key States where the brand's marketing is primarily targeted.  Management believes this will speed up the process of retailers carrying the brand's core line.

Mr. Rushing concluded, "We believe we're making headway with the States in which we have already applied; so this is an exciting time.  We are confident we will receive the approvals we seek.  Of course, we are safe knowing retailers are anxiously waiting to carry our cigars."

ABOUT RICH Cigars, Inc.

RICH Cigars, Inc. is the maker and distributor of high-quality, hand rolled, premium cigars and other high-end cigar products, marketed under the 'RICH' brand.  The Company, operating out of Ocala, Florida, manufactures and ages its tobacco in Central America; primarily, Nicaragua.  Iconicized by the sports and entertainment industries, RICH cigars is quickly becoming known as a Lifestyle Brand,' transcending the traditional cigar company.  Having brand endorsements from major Hip-Hop entertainer and celebrity influencers, such as DJ Khaled, in addition to being chosen as the Cigar vendor at events for Michael Jordan, Derek Jeter, and others,  RICH Cigars has been featured in music videos, print photography and high-end sport and entertainment events.  The Company's hand-made cigars are currently sold nationally through local and regional cigar retailers, as well as through direct sales via the internet.

Forward Looking Statements
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements."  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Contact

RICH Cigars, Inc.

Investor Relations

ir@RichCigars.com

(917) 409-8983